Mannatech Reports Financial Results for First Quarter 2025

(Flower Mound, Texas) May 13, 2025 - Mannatech, Incorporated (NASDAQ: MTEX), ("Mannatech" or "Company"), global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2025.

First Quarter Highlights
•Net sales for the quarter ended March 31, 2025 were $26.6 million, as compared to $29.4 million for the same period in 2024, a decrease of $2.8 million, or 9.6%. On a Constant dollar basis (see Non-GAAP Measures, below) our net sales decreased $1.6 million, or 5.4%, and unfavorable foreign exchange caused a $1.2 million decrease in GAAP net sales as compared to the same period in 2024. The decline in revenues was principally due to slowing demand in Asia due to weakened economic conditions, relative to the prior year.
•Gross profit as a percentage of net sales decreased to 74.3% for the three months ended March 31, 2025, as compared to 78.6% for the same period in 2024, some of the increase in costs were related to increased freight costs related to back ordered items and running sales promotions on products thereby reducing our gross profit margin.
•Commission expenses for the three months ended March 31, 2025 decreased by 10.5%, or $1.2 million, to $10.0 million, as compared to $11.2 million for the same period in 2024. Commissions are earned from sales. Commission expenses in dollar terms decreased during the three months ended March 31, 2025 primarily due to a decline in our sales. For the three months ended March 31, 2025, commissions as a percentage of net sales decreased to 37.7% from 38.1% for the same period in 2024.
•For the three months ended March 31, 2025, selling and administrative expenses decreased by $0.6 million, or 5.4%, to $10.0 million, as compared to $10.6 million for the same period in 2024. The decrease in selling and administrative expenses was the result of a $0.8 million reduction in payroll costs, which was offset by a $0.2 million increase in legal and consulting fees. Selling and administrative expenses, as a percentage of net sales, for the three months ended March 31, 2025 increased to 37.7% from 36.0% for the same period in 2024.
•Loss from operations was $0.8 million for the three months ended March 31, 2025 as compared to income from operations of $0.8 million in the same period last year.
•Income tax expense was $0.2 million for the three months ended March 31, 2025 as compared to income tax expense of $0.5 million in the same period last year.
•Net loss was $1.5 million for the three months ended March 31, 2025, or $0.80 per diluted share, as compared to net income of $1.2 million, or $0.63 per diluted share for the three months ended March 31, 2024.
•As of March 31, 2025, the Company's cash and cash equivalents decreased 18.2%, or $2.1 million, to $9.3 million from $11.4 million as of December 31, 2024.
•The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of its packs or products as of March 31, 2025 was approximately 129,000, as compared to 143,000 in the same period of 2024. Recruiting new associates and preferred customers decreased 13.9% in the first quarter of 2025 as compared to the first quarter of 2024.

Management's Statement

Changes in current trade policies could affect our cost structure and profitability. While we take steps to mitigate or avoid these increased costs and disruptions, our ability to do so may be limited by operational and supply chain constraints and uncertainties, especially in the short term.

Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of Constant dollar measures. The company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.
The Company believes that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors with an additional perspective on trends. Although management believes the non-GAAP financial measures enhance investors’ understanding of their business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

^ Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:
Erin K. Barta
General Counsel and Corporate Secretary
214-724-3378
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
(in thousands, except share and per share information)

ASSETS	March 31, 2025	December 31, 2024
Cash and cash equivalents	$9,323	$11,396
Restricted cash	550	550
Accounts receivable, net of allowance of $876 and $935	102	19
Income tax receivable	697	737
Inventories, net	11,820	10,405
Prepaid expenses and other current assets	3,292	1,755
Deferred commissions	761	1,259
Total current assets	26,545	26,121
Property and equipment, net	3,089	2,858
Operating lease right-of-use assets	1,963	2,094
Other assets	2,676	2,644
Deferred tax assets, net	1,826	1,770
Long-term restricted cash	570	569
Total assets	$36,669	$36,056
LIABILITIES AND SHAREHOLDERS’ EQUITY
Commissions and incentives payable	$8,765	$8,642
Accrued expenses	4,307	3,832
Deferred revenue	2,322	3,027
Accounts payable	4,373	2,070
Current portion of operating lease liabilities	981	1,178
Taxes payable	1,549	1,788
Current notes payable	—	84
Current portion of finance lease liabilities	279	275
Total current liabilities	22,576	20,896
Long-term notes payable	2,900	2,900
Operating lease liabilities, excluding current portion	1,548	1,576
Other long-term liabilities	1,451	1,390
Finance lease liabilities, excluding current portion	609	680
Total liabilities	29,084	27,442

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,900,930 shares outstanding as of March 31, 2025 and 2,742,857 shares issued and 1,884,814 shares outstanding as of December 31, 2024	—	—
Additional paid-in capital	32,916	33,027
(Accumulated deficit) retained earnings	(341)	1,189
Accumulated other comprehensive loss	(5,428)	(5,666)
Treasury stock, at average cost, 841,927 shares as of March 31, 2025 and 858,043 shares as of December 31, 2024	(19,562)	(19,936)
Total shareholders’ equity	7,585	8,614
Total liabilities and shareholders’ equity	$36,669	$36,056

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended March 31,
	2025	2024
Net sales	$26,563	$29,393
Cost of sales	6,827	6,296
Gross profit	19,736	23,097
Operating expenses:
Commissions and incentives	10,553	11,685
Selling and administrative expenses	10,016	10,592
Total operating expenses	20,569	22,277
(Loss) income from operations	(833)	820
Interest (expense) income, net	(73)	18
Other (expense) income, net	(418)	871
(Loss) income before income taxes	(1,324)	1,709
Income tax expense	(206)	(529)
Net (loss) income	$(1,530)	$1,180
(Loss) income per common share:
Basic	$(0.80)	$0.63
Diluted	$(0.80)	$0.63
Weighted-average common shares outstanding:
Basic	1,901	1,884
Diluted	1,901	1,884

Net sales by region for the three months ended March 31, 2025 and 2024 were as follows (in millions, except percentages):

	Three Months Ended March 31,
Region	2025		2024
Americas	$9.0	33.8%	$10.2	34.7%
Asia/Pacific	15.4	57.9%	17.1	58.2%
EMEA	2.2	8.3%	2.1	7.1%
Total sales	$26.6	100.0%	$29.4	100.0%

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)
To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mannatech discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. It refers to these adjusted financial measures as Constant dollar items, which are non-GAAP financial measures. The company believes these measures provide investors with an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, it calculates current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between the actual GAAP results and the recalculated results for the current year at the Constant dollar rates.
The tables below reconcile first quarter 2025 Constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations. (in millions, except percentages):

Three-month period ended	March 31, 2025			March 31, 2024	Constant $ Change
	GAAP Measure: Total $	Translation Adjustment	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$26.6	$1.2	$27.8	$29.4	$(1.6)	(5.4)%
Gross profit	19.7	1.0	20.7	23.1	(2.4)	(10.4)%
(Loss) income from operations	(0.8)	0.3	(0.5)	0.8	(1.3)	(162.5)%